AMENDMENT NO. 1
TO
TAX RECEIVABLE AGREEMENT

This Amendment No. 1 (this “Amendment”) is effective as of March 25, 2022 (the “Effective Date”) by and between Nerdy Inc., a Delaware corporation and Nerdy LLC. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, reference is made to the Tax Receivable Agreement (the “Agreement”) dated as of September 20, 2021, by and among Nerdy Inc., a Delaware corporation, each of the undersigned parties, and each of the other persons from time to time that becomes a party hereto.

WHEREAS, in connection with the establishment and application of the Replacement Rate (as defined in the Agreement), the Agreement shall be amended solely with the consent of Nerdy Inc., as the Corporate Taxpayer, and Nerdy LLC, as may be necessary or appropriate, in the reasonable judgment of Nerdy Inc., as the Corporate Taxpayer, to effect the establishment and application of the Replacement Rate.

WHEREAS, the parties hereto have agreed to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.The defined terms for “Agreed Rate,” “Default Rate,” and “Early Termination Rate” appearing in Article I of the Agreement are hereby amended to replace the references to “LIBOR” with references to “SOFR.”

2.The defined term “LIBOR” appearing in Article I of the Agreement is hereby removed in its entirety.

3.The following defined terms are hereby added to Article I of the Agreement immediately following the definition of “Senior Obligations” and immediately preceding the definition of “Stockholder Agreement”:

a.“SOFR” means, with respect to any Business Day, a rate per annum equal to the one-year SOFR for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day, or, if such rate is unavailable or otherwise unacceptable to the Corporate Taxpayer, such other rate as may be selected in the Corporate Taxpayer’s reasonable discretion.

b.“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the SOFR).

c.“SOFR Administrator Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the SOFR identified as such by the SOFR Administrator from time to time.

4.Except as explicitly modified by Sections 1, 2 and 3 above, the other provisions, terms and conditions of the Agreement are and will remain in full force and effect. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the

Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

5.This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile or email transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

6.This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7.If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

* * *

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be duly executed and delivered as of the date first set forth above.

NERDY INC.

By:	/s/ Charles K. Cohn
Name: Charles K. Cohn
Title: Chief Executive Officer

NERDY LLC

By:	/s/ Charles K. Cohn
Name: Charles K. Cohn
Title: Manager

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